Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

HearUSA, Inc.

West Palm Beach, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2009, relating to the consolidated financial statements and financial statement schedule of HearUSA, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 27, 2008.

/s/ BDO Seidman, LLP

Certified Public Accountants

West Palm Beach, Florida

August 28, 2009